FIRST AMENDMENT TO THE 2007 PET DRX CORPORATION
STOCK INCENTIVE PLAN
RECITALS:
     WHEREAS, Pet DRx Corporation (the “Company”) established the 2007 Pet DRx Corporation Stock Incentive Plan (the “Plan”) effective January 4, 2008, in order to provide the Company with flexibility to grant equity-based compensation to certain officers, employees, directors and consultants for the purpose of giving them a proprietary interest in the Company and providing the Company with a means to attract and retain key personnel;
     WHEREAS, Section 5.9 of the Plan provides that the board of directors of the Company may amend the Plan at any time, subject to the approval of the Company’s stockholders where necessary;
     WHEREAS, the board of directors of the Company has authorized the amendment of the Plan to increase the number of shares of the Company’s stock that are available for purchase under the Plan by 2,500,000 shares, resulting in a total of 5,200,000 shares available under the Plan; and
     NOW, THEREFORE, the Plan is hereby amended by restating Section 2.2 of the Plan in its entirety as follows, effective July 28, 2009:
     2.2. Stock Subject to the Plan.
     Subject to adjustment in accordance with Section 5.2, five million two hundred thousand (5,200,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise, settlement, or payment pursuant to Stock Incentives, all or any of which may be pursuant to any one or more Stock Incentive, including without limitation, Incentive Stock Options. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled and shares of stock deducted or withheld to satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting) will again be available for purposes of the Plan.
Except as otherwise set forth herein, all other terms and provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Company has caused this Amendment to the 2007 Pet DRx Corporation Stock Incentive Plan to be duly executed and delivered as of the 28th day of July, 2009.

PET DRX CORPORATION
By:	/s/ Gene E. Burleson
Gene E. Burleson
Chairman and Chief Executive Officer